EXHIBIT 10.1

SEVENTH AMENDMENT TO POST-PETITION CREDIT AGREEMENT

          This SEVENTH AMENDMENT TO POST-PETITION CREDIT AGREEMENT, dated as of April 12, 2005 (this "Amendment"), is made among WESTPOINT STEVENS INC., a Delaware corporation and Chapter 11 debtor-in-possession ("WPS"), WESTPOINT STEVENS INC. I, a Delaware corporation and Chapter 11 debtor-in-possession ("WPSI"), J. P. STEVENS & CO., INC., a Delaware corporation and Chapter 11 debtor-in-possession ("JPS"), J. P. STEVENS ENTERPRISES, INC., a Delaware corporation and Chapter 11 debtor-in-possession ("JPSE"), and WESTPOINT STEVENS STORES INC., a Georgia corporation and Chapter 11 debtor-in-possession ("WPSS") (WPS, WPSI, JPS, JPSE and WPSS each is referred to hereinafter as a "Borrower" and collectively as the "Borrowers"), the financial institutions from time to time parties to the Credit Agreement (as hereinafter defined) (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and BANK OF AMERICA, N.A., in its capacity as administrative and collateral agent for the Lenders (together with its successors in such capacity, the "Administrative Agent").

Recitals:

          Borrowers, Lenders and Administrative Agent are parties to a certain Post-Petition Credit Agreement dated as of June 2, 2003, as amended by a First Amendment to Post-Petition Credit Agreement dated as of June 26, 2003, a Second Amendment to Post-Petition Credit Agreement, a Third Amendment to Post-Petition Credit Agreement and First Amendment to Security Agreement dated as of September 25, 2003, a Fourth Amendment to Post-Petition Credit Agreement dated as of May 21, 2004, an Amended and Restated Fifth Amendment to Post-Petition Credit Agreement dated as of July 2, 2004 and a Sixth Amendment to Post-Petition Credit Agreement dated as of November 19, 2004 (as so amended, the "Credit Agreement"), pursuant to which Lenders have made certain revolving credit loans to and issued various letters of credit for Borrowers.

          The parties desire to amend the Credit Agreement as hereinafter set forth.

          NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement

2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) By deleting Section 3.2(b) from the Credit Agreement.

(b) By deleting Section 5.2(a) from the Credit Agreement and by substituting the following in lieu thereof:

          (a)        As soon as available, but in any event not later than ninety-five (95) days after the close of each Fiscal Year, consolidated unaudited balance sheets, and income statements, cash flow statements and changes in stockholders' equity for the Borrowers and their consolidated Subsidiaries for such Fiscal Year, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrowers and their consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP (subject to the GAAP Exceptions). The Borrowers shall certify by a certificate signed by the chief financial officer, treasurer or controller of WPS that all such statements have been prepared in accordance with GAAP (subject to the GAAP Exceptions) and present fairly the Borrowers' financial position as at the dates thereof and their results of operations for the periods then ended.

(c) By deleting Section 5.2(d) from the Credit Agreement and by substituting the following in lieu thereof:

(d) Reserved.

(d) By deleting the word "audited" where found in Sections 5.1, 5.2(b), 5.2(c) and 5.2(e) of the Credit Agreement and by substituting in lieu thereof the word "unaudited."

(e) By deleting the second sentence of Section 5.2(e) of the Credit Agreement, which reads:

With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), and within fifty (50) days after the end of any Fiscal Month that is the last Fiscal Month of a Fiscal Quarter, the certification of the Financial Statements required of the chief financial officer or the chief executive officer of WPS pursuant to the Sarbanes-Oxley Act.

(f) By deleting the first sentence of Section 7.9 of the Credit Agreement and by substituting the following sentence in lieu thereof:

         7.9     Mergers, Consolidations or Sales. None of the Borrowers nor any of their Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or wind up, liquidate or dissolve, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or agree to do any of the foregoing, except (i) sales of Inventory in the Ordinary Course of Business of a Borrower (subject, in the case of a sale to a Foreign Subsidiary, to the limitations contained in Section 7.15), (ii) sales or other dispositions by a Borrower of Equipment that is obsolete or no longer useable by such Borrower in its business with an orderly liquidation value not to exceed, in the aggregate, $1,000,000 in any Fiscal Year, (iii) Permitted Asset Dispositions, and (iv) an Acceptable Sale.

(g) By deleting Sections 7.23 and 7.24 in their entirety from the Credit Agreement and by substituting in lieu thereof the following new Sections 7.23 and 7.24:

         7.23      EBITDA.  Borrowers and their Subsidiaries, on a consolidated basis, shall achieve EBITDA of not less than $70,000,000 for the period of 12 consecutive Fiscal Months ending on the last day of each Fiscal Month.

7.24 Minimum Availability. Borrowers and their Subsidiaries, on a consolidated basis, shall maintain Availability of not less than $60,000,000 at all times.

(h) By deleting the definition of "DIP Term" from Annex A to the Credit Agreement and by substituting in lieu thereof the following:

         "DIP Term" means a period commencing on the date of entry of the Interim Financing Order and ending on the earliest to occur of: (a) December 2, 2005, or (b) the consummation of a sale, pursuant to Section 363 of the Bankruptcy Code or pursuant to a confirmed plan of reorganization or liquidation pursuant to Chapter 11 of the Bankruptcy Code, of all or a substantial portion of the assets of any Borrower (not to include sales conducted pursuant to the De Minimis Asset Sale Order), including, without limitation, an Acceptable Sale.

(i) By adding the following new definitions of "Acceptable Sale" and "GAAP Exceptions" to Annex A to the Credit Agreement in appropriate alphabetical order:

         "Acceptable Sale" means the sale of all or substantially all of the Borrowers' assets pursuant to Section 363 of the Bankruptcy Code, or pursuant to a plan of reorganization or liquidation pursuant to Chapter 11 of the Bankruptcy Code which (i) results, simultaneously with and as a condition to the consummation of such sale, in (A) Full Payment of the Obligations (including, without limitation, the provision for repayment of any returned checks or other payment items that are dishonored after being credited to the Obligations), (B) termination of the DIP Facility, and (C) termination of all Bank Products and the provision for repayment of any liabilities of Borrowers arising in connection therewith, or (ii) is otherwise acceptable to Administrative Agent and each Lender in their sole and absolute discretion.

         "GAAP Exceptions" means, with respect to any Borrower, (i) the failure by such Borrower to restate its balance sheet tax contingency reserves and income statement tax provisions for its Fiscal Years 2000-2004, and the related financial statement adjustments, and (ii) the failure by such Borrower to shift its basis of accounting from a going concern basis to a liquidation basis for any Fiscal Year, in each case, as more particularly described in the letter from Borrowers to Administrative Agent dated March 4, 2005.

(j) By deleting from Annex A to the Credit Agreement the definitions of "Renewal Notice" and "Renewal Period."

(k) By adding a new subparagraph (i) to the "Interpretive Provisions" at the end of Annex A to the Credit Agreement, as follows:

         (i)        As of April 1, 2005, the phrase "in accordance with GAAP" and similar phrases in the Credit Agreement and the other DIP Financing Documents shall be interpreted to mean "in accordance with GAAP (subject to the GAAP Exceptions)".

          3.        Ratification and Reaffirmation.  Borrowers hereby ratify and reaffirm the Obligations, each of the DIP Financing Documents and all of Borrowers' covenants, duties, indebtedness and liabilities under the DIP Financing Documents.

          4.          Representations and Warranties.  Borrowers represent and warrant to Administrative Agent and Lenders, to induce Administrative Agent and Lenders to enter into this Amendment, that the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrowers; and this Amendment has been duly executed and delivered by Borrowers; and all of the representations and warranties made by Borrowers in the Credit Agreement are true and correct in all material respects on and as of the date hereof.

          5.          Amendment Fee; Expenses of Administrative Agent.  In consideration of the Administrative Agent's and the Lenders' willingness to enter into this Amendment and modify the terms of the Loan Agreement as set forth herein, Borrowers jointly and severally agree to pay to the Administrative Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an amendment fee in the amount of $150,000 in immediately available funds on the date of entry by the Court of an order approving the terms of this Amendment, which fee is earned on the date hereof and is not subject to refund or rebate of any kind whatsoever. Additionally, the Borrowers jointly and severally agree to pay, on demand, all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and effectiveness of this Amendment and any other documents or instruments executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of the Administrative Agent's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

          6.          Effectiveness.  This Amendment shall become effective as of the date first written above upon entry by the Court of an order approving the terms of this Amendment and upon receipt by the Administrative Agent of (a) the amendment fee described in Section 5 hereof, and (b) the following documents, each of which shall be in form and substance satisfactory to the Administrative Agent and the Majority Lenders:

(i) at least 12 original counterparts of this Amendment, duly executed and delivered by the Borrowers, each of the Lenders and the Administrative Agent; and

                       (ii)        a copy of each Borrower's resolutions, certified as true and complete by the corporate secretary or assistant secretary of such Borrower, which resolutions shall authorize such Borrower's execution, delivery and performance of its obligations under this Amendment and each amendment to the Credit Agreement heretofore executed and delivered by the Borrowers.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

8. Court Approval. Each of the parties hereby agrees to pursue diligently and promptly Court approval of this Amendment.

          9.          No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other DIP Financing Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction.

         10.         Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

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          IN WITNESS WHEREOF, the parties have entered into this Amendment on the date first above written.

BORROWERS: WESTPOINT STEVENS INC. WESTPOINT STEVENS INC. I J.P. STEVENS & CO., INC. J.P. STEVENS ENTERPRISES, INC. WESTPOINT STEVENS STORES INC. By: /s/ Thomas M. Lane

      Name:  Thomas M. Lane
      Title:  Senior Vice President and Treasurer of WestPoint Stevens Inc., and Vice President and Treasurer of WestPoint Stevens Inc. I, J.P. Stevens & Co., Inc., J.P. Stevens Enterprises, Inc. and WestPoint Stevens Stores Inc.

ADMINISTRATIVE AGENT: Bank of America, N.A., as Administrative Agent By: /s/ Sherry Lail

Name: Sherry Lail Title: Senior Vice President

LENDERS: Bank of America, N.A. By: /s/ Sherry Lail

Name: Sherry Lail Title: Senior Vice President

WEBSTER BUSINESS CREDIT CORPORATION (f/k/a Whitehall Business Credit Corporation) By: /s/ Alan F. McKay

Name: Alan F. McKay Title: Vice President

PNC BANK, NATIONAL ASSOCIATION By: /s/ Scott Goldstein

Name: Scott Goldstein Title: Vice President

WELLS FARGO FOOTHILL, LLC By: /s/ Donna Arenson

Name: Donna Arenson Title: Assistant Vice President

THE CIT GROUP/COMMERCIAL SERVICES, INC. By: /s/ William H. Skidmore

Name: William H. Skidmore Title: Vice President

GENERAL ELECTRIC CAPITAL CORPORATION By: /s/ W. Jerome McDermott

Name: W. Jerome McDermott Title: Duly Authorized Signatory

AMSOUTH BANK By: /s/ Frank D. Marsicano

Name: Frank D. Marsicano Title: Attorney-in-Fact